                                                                 Exhibit 4.10





                                CSX CORPORATION

                                    Issuer

                                      TO

                           THE CHASE MANHATTAN BANK

                                    Trustee

                              -------------------


                      ___________ Supplemental Indenture

                           Dated as of ______, 20__


                              -------------------


                                 $___________

                         ___% Subordinated Debentures

                             Due _________, 20__

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................................................................   2

   1.1    Definition of Terms..............................................................................................   2

ARTICLE II GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES.....................................................   6

   2.1    Designation and Principal Amount.................................................................................   6

   2.2    Stated Maturity..................................................................................................   6

   2.3    Form and Payment; Minimum Transfer Restriction...................................................................   6

   2.4    Exchange and Registration of Transfer of Subordinated Debentures; Restrictions on Transfers; Depositary..........   7

   2.5    Interest.........................................................................................................   8

   2.6    [Direct Action...................................................................................................   9

ARTICLE III REDEMPTION OF THE SUBORDINATED DEBENTURES......................................................................   9

   3.1    [Tax Event or Investment Company Event Redemption]...............................................................   9

   3.2    Optional Redemption..............................................................................................   9

   3.3    Notice of Redemption.............................................................................................  10

ARTICLE IV EXTENSION OF INTEREST PAYMENT PERIOD............................................................................  10

   4.1    Extension of Interest Payment Period.............................................................................  10

   4.2    Notice of Extension..............................................................................................  11

ARTICLE V EXPENSES.........................................................................................................  11

   5.1    Payment of Expenses..............................................................................................  11

   5.2    Payment Upon Resignation or Removal..............................................................................  12

ARTICLE VI FORM OF SUBORDINATED DEBENTURE..................................................................................  12

   6.1    Form of Subordinated Debenture...................................................................................  12

ARTICLE VII ORIGINAL ISSUE OF SUBORDINATED DEBENTURES......................................................................  12

   7.1    Original Issue of Subordinated Debentures........................................................................  12

ARTICLE VIII Covenants.....................................................................................................  13

   8.1    Additional Tax Sums..............................................................................................  13

   8.2    Additional Covenants.............................................................................................  13

ARTICLE IX MISCELLANEOUS...................................................................................................  14

   9.1    Ratification of Indenture; ______ Supplemental Indenture Controls..............................................  14

   9.2    Trustee Not Responsible for Recitals...........................................................................  14

   9.3    Governing Law..................................................................................................  14

   9.4    Separability...................................................................................................  14

   9.5    Counterparts...................................................................................................  15


EXHIBIT A................................................................................................................   1

                        ________ SUPPLEMENTAL INDENTURE


     THIS __________ SUPPLEMENTAL INDENTURE, dated as of ________, 200_ (the "________ Supplemental Indenture"), is between CSX CORPORATION, a Virginia corporation (the "Company"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee") under the Indenture, dated as of ____ __, 200_ between the Company and the Trustee[, as heretofore supplemented and amended] (the "Base Indenture", and as [further] supplemented by this _____ Supplemental Indenture, the "Indenture").

     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures (the "Debentures") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Debentures, to be known as its ___% Subordinated Debentures due ___________, 20__ (the "Subordinated Debentures"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this ______ Supplemental Indenture;

     WHEREAS, the Company desires that this series of Subordinated Debentures be originally issued on ___________, 20__ pursuant to the Indenture and sold pursuant to the Underwriting Agreement (as defined below);

     [WHEREAS, CSX Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated ___________, 20__ (the "Underwriting Agreement"), among the Underwriters, the Trust and the Company, $_________ aggregate liquidation amount of its ___% Trust Preferred Securities (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Trust Preferred Securities, together with the proceeds of the sale by the Trust to the Company of $________ aggregate liquidation amount of its Common Securities, in $________ aggregate principal amount of the Subordinated Debentures;] and

     WHEREAS, the Company has requested that the Trustee execute and deliver this ______ Supplemental Indenture and all requirements necessary to make this ______ Supplemental Indenture a valid instrument in accordance with its terms, and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this ______ Supplemental Indenture has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debentures by the Trust, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definition of Terms. For all purposes of this ______ Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this ______ Supplemental Indenture;

          (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

          (e) a reference to a Section or Article is to a Section or Article of this ______ Supplemental Indenture unless otherwise stated;

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this ______ Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) headings are for convenience of reference only and do not affect interpretation; and

          (h) the following terms have the meanings given to them in the Trust
Agreement: (i) Administrative Trustee, (ii) Business Day, (iii) Closing Date,
(iv) Delaware Trustee, (v) Distributions, (vi) Property Trustee, and (vii) Common Security.

          "Additional Interest" has the meaning specified in Section 2.5.

          ["Additional Tax Sums" has the meaning specified in Section 8.1.]

          ["Common Securities" means securities representing the common interests the Trust.]

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to ___________, 20__ that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after ___________, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.]

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of up to five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.]

          "Coupon Rate" has the meaning specified in Section 2.5(a).

          ["CSX Guarantee" means the guarantee by the Company of distributions on the Preferred Securities of the Trust to the extent provided in the Guarantee Agreement (as defined in the Trust Agreement).]

          "Debentures" has the meaning specified in the first recital to this ______ Supplemental Indenture.

          "Definitive Debenture Certificates" means Debentures issued in definitive, fully registered form.

          "Extension Period" has the meaning specified in Section 4.1.

          "Global Debenture" has the meaning specified in Section 2.4(a).

          "Interest Payment Date" has the meaning specified in Section 2.5.

          [OPTIONAL REDEMPTION - "Investment Company Event" means the receipt by the Trust of an opinion of a nationally recognized independent counsel (an "Investment Company Act Opinion"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the initial Closing Date.]

          "Liquidation Amount" means the stated amount of $_____ per Trust Preferred Security.

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION "Optional Redemption Make-Whole Amount" means an amount equal to the greater of (i) 100% of the principal amount of the Subordinated Debentures or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on the Subordinated Debentures from the redemption date to ___________, 20__ discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus __ basis points.]

          [OPTIONAL REDEMPTION - "Optional Redemption Price" has the meaning specified in Section 3.2.]

          "Quotation Agent" means ____________________ and its respective successors as selected by the Company; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.]

          "Record Date" has the meaning specified in Section 2.5(a).

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Reference Treasury Dealer" means (i) __________________ and its respective successors; provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer; and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.]

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.]

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "Special Event Redemption Make-Whole Amount" means an amount equal to the greater of (i) 100% of the principal amount of the Subordinated Debentures or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of scheduled payments of principal and interest on the Subordinated Debentures from the redemption date to ___________, 20__, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to (a) the Treasury Rate plus __ basis points before ___________, 20__, and (b) the Treasury Rate plus __ basis points if on or after such date.]

          [OPTIONAL REDEMPTION - "Special Event Redemption Price" has the meaning specified in Section 3.1.]

          "Subordinated Debentures" has the meaning specified in the second recital to this ______ Supplemental Indenture.

          [OPTIONAL REDEMPTION - "Tax Event" means the receipt by the Trust of an opinion of independent tax counsel experienced in such matters ("Tax Event Opinion"), to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision, pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, decision or action is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable to the Trust by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to a material amount of other taxes, duties or other governmental charges.]

          [FIRST ALTERNATIVE - OPTIONAL REDEMPTION "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the redemption date to ___________, 20__, (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.]

          ["Trust" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

          ["Trust Agreement" means the Amended and Restated Trust Agreement of CSX Capital Trust I dated as of ___________, 200 among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.]

          ["Trust Preferred Securities" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

          ["Trust Securities" means the Common Securities and the Trust Preferred Securities.]

          ["Underwriters" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

          ["Underwriting Agreement" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]


                                  ARTICLE II
          GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

     2.1 Designation and Principal Amount. There is hereby authorized one series of Debentures, to be designated the "___% Subordinated Debentures due ___________, 20__," in the initial aggregate principal amount of $__________, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Subordinated Debentures pursuant to Section 302 of the Base Indenture and Section 7.1 hereof. Additional Subordinated Debentures without limitation as to amount, and without the consent of the holders of the then Outstanding Subordinated Debentures, may also be authenticated and delivered in the manner provided in Section 302 of the Base Indenture. Any such additional Subordinated Debentures will have the same Stated Maturity and other terms as those initially issued.

     2.2 Stated Maturity. The Stated Maturity of the Subordinated Debentures is ___________, 20__, which may not be shortened or extended.

     2.3  Form and Payment; Minimum Transfer Restriction.

          (a) The Subordinated Debentures shall be issued to the [holders] [Property Trustee] in fully registered definitive form without coupons in minimum denominations of $____ and integral multiples of $____ in excess thereof. Principal and interest on the Subordinated Debentures issued in definitive form will be payable, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. [Notwithstanding the foregoing, so long as the registered holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Tax Sums, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee.] The Register for the Subordinated Debentures shall be kept at the principal office of the Trustee and the Trustee is hereby appointed registrar for the Subordinated Debentures.

          (b) The Subordinated Debentures may be transferred or exchanged only in minimum denominations of $____ and integral multiples of $____ in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Debentures in a denomination of less than $____ shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debentures for any purpose, including but not limited to the receipt of payments in respect of such Subordinated Debentures and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debentures.

     2.4 Exchange and Registration of Transfer of Subordinated Debentures; Restrictions on Transfers; Depositary. [If distributed to holders of Trust Preferred Securities pursuant to Section 8.2 of the Trust Agreement, the Subordinated Debentures will be issued to such holders in the same form as the Trust Preferred Securities that such Subordinated Debentures replace in accordance with the following procedures:]

          (a) So long as Subordinated Debentures are eligible for book-entry settlement with the Depositary, or unless required by law, all Subordinated Debentures that are so eligible will be represented by one or more Subordinated Debentures in global form (a "Global Debenture") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Debenture shall not be entitled to have Definitive Debenture Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Debenture Certificates and will not be registered holders of such Global Debentures.

          (b) The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate adjustments on its books and records to reflect increases or decreases in principal amounts of such Global Debentures.

          (c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Debenture may not be exchanged in whole or in part for Subordinated Debentures registered, and no transfer of a Global Debenture may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Debenture, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Debenture for a Subordinated Debenture that is not a Global Debenture (in which case such exchange shall be effected by the Trustee).

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, any Global Debentures shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

          Definitive Subordinated Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Subordinated Debentures to the person in whose names such definitive Subordinated Debentures are so registered.

          So long as Subordinated Debentures are represented by one or more Global Debentures, (i) the registrar for the Subordinated Debentures and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Debentures as the sole holder of the Subordinated Debentures evidenced by such Global Debentures and shall have no obligations to the holders of beneficial interests in such Global Debentures; and (ii) the rights of the holders of beneficial interests in such Global Debentures shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

          At such time as all interests in a Global Debenture have been paid, redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Subordinated Debentures, redeemed by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an adjustment on the books and records of the Trustee shall be made with respect to such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

     2.5  Interest.

          (a) Each Subordinated Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from ___________, 20__ until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest"), compounded semi-annually, payable (subject to the provisions of Article 4) semi-annually in arrears on the 15th day of [January and July] of each year (each, an "Interest Payment Date"), commencing on ______ 15, 20__ to the Person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Regular Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Subordinated Debenture is registered to a holder other than [the Property Trustee or] a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day. [Until liquidation, if any, of the Trust, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.]

          (b) The amount of interest payable for any period will be computed on the basis of a [360-day year of twelve 30-day months]. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

          (c) [The Company will also pay any Additional Tax Sums as additional distributions on the Subordinated Debentures if the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event.]

     2.6 [Direct Action. In addition to any right of Direct Action granted under Section 3.8 of the Trust Agreement to the holders of Trust Preferred Securities, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company to enforce the Property Trustee's rights under the Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person.]


                                  ARTICLE III
                  [REDEMPTION OF THE SUBORDINATED DEBENTURES

     3.1 Tax Event or Investment Company Event Redemption. If a Tax Event or Investment Company Event (either a "Special Event") shall occur and be continuing, the Company may redeem the Subordinated Debentures at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at a redemption price (the "Special Event Redemption Price") equal to [FIRST ALTERNATIVE - the Special Event Make-Whole Amount] [SECOND ALTERNATIVE-100% of the principal amount of the Subordinated Debentures] plus accrued and unpaid interest thereon to but excluding the redemption date. The Special Event Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

     3.2 Optional Redemption. [FIRST ALTERNATIVE - The Company shall have the option to redeem the Subordinated Debentures at any time, in whole but not in part, at a redemption price (the "Optional Redemption Price") equal to the Optional Redemption Make-Whole Amount plus accrued and unpaid interest thereon to but excluding the redemption date.] [SECOND ALTERNATIVE - The Company shall have the option to redeem the Subordinated Debentures at any time on or after _________, 20__, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Subordinated Debentures plus accrued and unpaid interest thereon to but excluding the redemption date.] The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

     3.3 Notice of Redemption. Subject to Article Three of the Base Indenture, notice of any redemption pursuant to this Article Three will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Subordinated Debentures called for redemption. [FIRST ALTERNATIVE - The Company will notify the Trustee of the amount of the redemption price promptly after the calculation thereof and the Trustee will not be responsible for such calculation.]]

                                   ARTICLE IV
                     [EXTENSION OF INTEREST PAYMENT PERIOD

     4.1 Extension of Interest Payment Period. So long as no Event of Default under Section 501 of the Base Indenture has occurred and is continuing, the Company shall have the right at any time during the term of the Subordinated Debentures, from time to time to defer the payment of interest by extending the interest payment period of such Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall [not] have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Subordinated Debentures. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this
Section 4.1, will bear Additional Interest compounded semi-annually. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Subordinated Debentures, including any Additional Interest and Additional Tax Sums, if applicable, to the holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

          During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's "Capital Stock" (which shall include Common Stock and the Company's preferred stock) or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Subordinated Debentures or make any guarantee payments with respect to any [CSX Guarantee or other] guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to the Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, [(c) payments under any CSX

Guarantee relating to the Trust Preferred Securities issued by the Trust,] and
(d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

     4.2  Notice of Extension.

          (a) If the Property Trustee is the only registered holder of the Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Trust Preferred Securities.

          (b) If the Property Trustee is not the only holder of the Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Subordinated Debentures, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Subordinated Debentures.

          (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.1.]

                                   ARTICLE V
                                   EXPENSES

     5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Debentures [to the Property Trustee and in connection with the offering, sale and issuance of the Trust Securities by the Trust], the Company, in its capacity as borrower with respect to the Subordinated Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures and the Trust Securities, including [commissions to the Underwriters payable pursuant to the Underwriting Agreement and] compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Base Indenture;

          (b) [pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property

Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);]

          (c) [pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Trust Preferred Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Underwriting Agreement; and

          (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Trust Preferred Securities or Common Securities of the Trust).]

     5.2 Payment Upon Resignation or Removal. Upon termination of this ______ Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 608 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 606 of the Base Indenture accrued to the date of such termination, removal or resignation. [Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, and their respective counsel, all amounts owed to them under Section 4.2 of the Trust Agreement accrued to the date of such termination, removal or resignation.]

                                   ARTICLE VI
                         FORM OF SUBORDINATED DEBENTURE

     6.1 Form of Subordinated Debenture. The Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                  ARTICLE VII
                   ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

     7.1 Original Issue of Subordinated Debentures. Subordinated Debentures in the initial aggregate principal amount of up to $__________ may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Subordinated Debentures upon delivery of a Company Order for the authentication and delivery of the Subordinated Debentures, without any further corporate action by the Company. Additional Subordinated Debentures without limitation as to amount, and without the consent of the holders the then Outstanding Subordinated Debentures, may also be authenticated and delivered in the manner provided in Section 302 of the Base Indenture. Any such additional

Subordinated Debentures will have the same Stated Maturity and other terms as those initially issued.

                                  ARTICLE VIII
                                   [COVENANTS

     8.1 Additional Tax Sums. So long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 301 or Section 201 and 202 of the Base Indenture, in the event that (i) the Trust is the holder of all of the Outstanding Subordinated Debentures, (ii) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have (a) redeemed the Subordinated Debentures or (b) terminated the Trust pursuant to the termination provisions of the Trust Agreement, the Company shall pay to the Trust (and any permitted successor or assign under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Subordinated Debentures, such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of such Tax Event (but not including withholding taxes imposed on holders of such Preferred Securities and Common Securities) (the "Additional Tax Sums"). Whenever in this Indenture or the Subordinated Debentures there is a reference in any context to the payment of principal of or interest on the Subordinated Debentures, such reference shall be deemed to include payment of the Additional Tax Sums provided for in this paragraph to the extent that, in such context, Additional Tax Sums are, were or would be payable in respect thereof pursuant to the provisions of this Section 8.1 and express reference to the payment of Additional Tax Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Tax Sums in those provisions hereof where such express reference is not made; provided, however, that the deferral of the payment of interest pursuant to this Section 8.1 or the Subordinated Debentures shall not defer the payment of any Additional Tax Sums that may be then due and payable.

     8.2 Additional Covenants. The Company covenants and agrees with each holder of Subordinated Debentures issued to the Trust that it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Subordinated Debentures or make any guarantee payments with respect to any [CSX Guarantee or other ]guarantee by the Company of debt securities of any Subsidiary that by its terms ranks on a parity with or junior to the Subordinated Debentures (other than (a) dividends or distributions in Common Stock; (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan; (c) [payments under the CSX Guarantee relating to the Preferred Securities issued by the Trust; and (d)] purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the CSX Guarantee or (iii) the Company shall have given notice of its election to begin an Extension Period as provided in Section 4.2 herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     The Company also covenants with each holder of Subordinated Debentures issued to the Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor or assignee of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind up or liquidate the Trust, except (a) in connection with a prepayment in full of the Subordinated Debentures or a distribution of the Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the relevant Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.]

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1  Ratification of Indenture; ______ Supplemental Indenture Controls.
The Indenture, as supplemented by this ______ Supplemental Indenture, is in all respects ratified and confirmed, and this ______ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this ______ Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

     9.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this ______ Supplemental Indenture.

     9.3 Governing Law. This ______ Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

     9.4 Separability. In case any one or more of the provisions contained in this ______ Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this ______ Supplemental Indenture or of the Subordinated Debentures, but this ______ Supplemental Indenture and the Subordinated

Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     9.5 Counterparts. This ______ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed as of the date first above written.

                                   CSX CORPORATION


                                   By:___________________________________

                                      Name:
                                      Title:

                                   THE CHASE MANHATTAN BANK,
                                   as Trustee


                                   By:___________________________________

                                      Name:
                                      Title:

                                   EXHIBIT A

                   (FORM OF FACE OF SUBORDINATED DEBENTURE)

     [THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

     [UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

     THE DEBENTURES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $_____. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH DEBENTURES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $_____ SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.

_________________________

* Insert in Global Debentures.

                           ========================
                                CSX CORPORATION
                           ========================

                             [Up to]* $___________

                               ___% SUBORDINATED
                       DEBENTURES DUE ___________, 20__

                           Dated:__________________

NUMBER ____                                  [CUSIP NO: ___________________]*

Registered Holder:

     CSX CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of __________________________ Dollars** [specified in the Schedule annexed hereto]* on ___________, 20__ (the "Stated Maturity"), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debenture (the "Debenture"), in like coin or currency, semi-annually in arrears on the 15th day of [January and July] (each an "Interest Payment Date") commencing ______ 15, 20__, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debenture, in which case from ___________, 20__, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from the next following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semi-annually.


______________________

*  Insert in Global Debentures and Debentures issued to the Property Trustee.

** Insert in Debentures other than Global Debentures and Debentures issued to the Property Trustee.

     The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Debenture is registered to a holder other than [the Property Trustee or] a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day. This Debenture may be presented for payment of principal and interest at the principal corporate trust office of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a [360-day year of twelve 30-day months].

     [So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debenture, from time to time to defer the payment of interest by extending the interest payment period of this Debenture for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall [not] have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of this Debenture. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period, will bear Additional Interest compounded semi-annually. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on this Debenture, including any Additional Interest and Additional Tax Sums, if applicable, to the Person in whose name this Debenture is registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.]

     [During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debenture or make any guarantee payments with respect to any [CSX Guarantee or other] guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debenture (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, [(c) payments under the CSX Guarantee relating to the Trust Preferred Securities issued by the Trust,] and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).]

     [If the Property Trustee is the only registered holder of the Debentures of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.] [An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Trust Preferred Securities.]

     [If the Property Trustee is not the only holder of the Debentures of this series at the time the Company elects to begin or extend an Extension Period,] the Company shall give the holders of the Debentures of this series, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures of this series.

     The semi-annual period in which any notice is given pursuant to the two preceding paragraphs shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period.

     This Debenture is issued pursuant to an Indenture, dated as of __________, 20__, between the Company, as issuer, and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by and amended and as further supplemented by a ________ Supplemental Indenture dated as of ___________, 20__ (the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

     The Debentures of this series shall have an initial aggregate principal amount of _________________________________ Dollars ($__________).

     The Debentures evidenced by this Debenture may be transferred or exchanged only in minimum denominations of $_____ and integral multiples of $_____ in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $_____ shall be deemed to be void and of no legal effect whatsoever.

     The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, CSX CORPORATION has caused this instrument to be duly executed by an Officer of the Company.

                                   CSX CORPORATION

                                   By: ___________________________________
                                        Name:
                                        Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                           THE CHASE MANHATTAN BANK, as Trustee


                                           By: ________________________________
                                               Authorized Officer

                             REVERSE OF DEBENTURE

     [As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Debentures of this series [FIRST ALTERNATIVE
- OPTIONAL REDEMPTION - at any time, in whole but not in part,] [SECOND ALTERNATIVE - OPTIONAL REDEMPTION - at any time on or after _________, 20__, in whole or in part,] at the Optional Redemption Price. In addition, if a Special Event shall occur and be continuing, the Company may redeem the Debentures of this series at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at the Special Event Redemption Price.]

     In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures of this series upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

     The Company and, by acceptance of this Debenture or a beneficial interest in this Debenture, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

______________________________________________________________________________.

    (please insert Social Security or other identifying number of assignee)

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.



______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.

agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated: ___________, 20__


                                             ___________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.